Filed Pursuant to Rule 424 (b)(5)
Registration Nos. 333-208578
333-214629

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 23, 2015)

1,950,000 Shares

Franklin Financial Network, Inc.

Common Stock

Franklin Financial Network, Inc. (“FFN”) is offering 1,950,000 shares of its common stock, no par value per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “FSB.” On November 14, 2016, the last reported sale price of our common stock on the NYSE was $34.70 per share.

Investing in the common stock involves risks. Potential purchasers of the common stock should consider the information set forth in the “Risk Factors” section beginning on page S-8 of this prospectus supplement, on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, which are incorporated herein by reference.

	Per Share	Total
Price to public	$32.00	$62,400,000
Underwriting discount	$1.76	$3,432,000
Proceeds, before expenses, to us	$30.24	$58,968,000

We have granted the underwriters an option to purchase up to an additional 292,500 shares of our common stock within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions.

None of the Securities and Exchange Commission (“SEC”), the FDIC, the Federal Reserve or any state or other securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of our company and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

The underwriters are offering the common stock as set forth under “Underwriting.” Delivery of the common stock in book-entry only form through The Depository Trust Company for the accounts of its participants is expected to be made on or about November 21, 2016.

RAYMOND JAMES		STEPHENS INC.
PIPER JAFFRAY
COMPASS POINT		FIG PARTNERS

The date of this prospectus supplement is November 16, 2016

In this prospectus supplement, unless we state otherwise or the context otherwise requires, all references to “FFN,” “we,” “our,” “us” or “our company” in this prospectus supplement refer to Franklin Financial Network, Inc., a Tennessee corporation, and its consolidated subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. You should also read and consider the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as described under the caption “Where You Can Find More Information” in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the underwriters have authorized any other person to provide you with different or additional information, or take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We and the underwriters are not offering to sell nor seeking offers to buy shares of our common stock in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any reports, proxy statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov. You may also retrieve our SEC filings at our Internet website at www.franklinsynergybank.com. Information contained on our website, other than the documents that we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, is not incorporated by reference into this prospectus supplement or the accompanying prospectus and, therefore, is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-36895. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information contained or previously incorporated by reference in this prospectus supplement or the accompanying prospectus until this offering has been terminated. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until this offering has been terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2016, June 30, 2016 and September 30, 2016.

•	Our Current Reports on Form 8-K filed with the SEC on February 29, 2016, March 1, 2016, March 28, 2016, March 31, 2016, April 4, 2016, June 1, 2016, June 21, 2016, June 30, 2016 and July 13, 2016.

•

The description of our common stock, no par value per share, contained in our Registration Statement on Form 8-A filed with the Commission on March 24, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following address:

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

Attention: Mandy Garland, Vice President, Secretary

IMPORTANT CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain or incorporate statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements relate to our financial condition, liquidity, results of operations, earnings outlook and prospects. You can find many of these statements by looking for words such as “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “contemplate,” “seek,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” “estimate,” or other similar expressions which identify these forward-looking statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the current expectations reflected in such forward-looking statements are reasonable as of the date made, such expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly any revisions to the forward-looking statements made or incorporated by reference in this prospectus supplement or the accompanying prospectus. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including those risks set forth in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and the following:

•	revenues may be lower than expected, and expenses may be higher than expected;

•	credit losses as a result of, among other potential factors, declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors;

•	restrictions or conditions imposed by our regulators on us;

•	the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods;

•

examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or write down assets;

•	increased regulatory scrutiny with regard to funding;

•	increases in competitive pressure in the banking and financial services industries;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry;

•	general economic conditions resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in funding sources and costs;

•	increased cybersecurity risk, including potential business disruptions or financial losses;

•	changes in technology;

•	changes in deposit flows;

•	changes in monetary and tax policies;

•	changes in accounting policies and practices;

•	the rate of delinquencies and amounts of loans charged off;

•	the rate of loan growth in recent years and the lack of seasoning of a portion of our loan portfolio;

•	our ability to maintain appropriate levels of capital;

•	our ability to attract and retain key personnel;

•	our ability to retain our existing clients, including our deposit relationships;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	our ability to complete the pending merger with Civic Bank & Trust (“Civic”), which is subject to many conditions, including regulatory approval and approval by Civic’s shareholders;

•

our ability to integrate our business and Civic’s business successfully and realize the anticipated economies of scale and other benefits of the pending merger with Civic or do so within the anticipated timeframe; and

•	risks related to this offering.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before making a decision to invest in our common stock. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section included herein and therein and the documents incorporated by reference herein and therein, which are described under “Incorporation of Certain Documents by Reference.”

Company Overview

We are a financial holding company headquartered in Franklin, Tennessee. Through our wholly owned bank subsidiary, Franklin Synergy Bank (the “Bank”), a Tennessee-chartered commercial bank and a member of the Federal Reserve System, we provide a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. We operate through 12 branches and one loan production office in the demographically attractive and growing Williamson, Rutherford and Davidson Counties within the Nashville metropolitan statistical area.

As of September 30, 2016, we had consolidated total assets of $2.70 billion, total loans, including loans held for sale, of $1.68 billion, total deposits of $2.22 billion and total shareholders’ equity of $209.64 million.

Our Corporate Information

Our principal executive office is located at 722 Columbia Avenue, Franklin, Tennessee 37064-2828, and our telephone number is (615) 236-2265. Our website is www.franklinsynergybank.com. The information contained on or accessible from our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.

The Offering

The following description contains basic information about our common stock and this offering. This description is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. For a more complete understanding of our common stock, you should read the section of this prospectus supplement entitled “Description of Capital Stock” and the section in the accompanying prospectus entitled “Description of Common Stock.” To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Issuer	Franklin Financial Network, Inc.

Common stock offered by us	1,950,000 Shares (or 2,242,500 shares if the underwriters exercise their option in full to purchase additional shares).

Underwriters’ option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional 292,500 shares from us within 30 days of the date of this prospectus supplement in order to cover overallotments, if any.

Common stock to be outstanding after this offering	12,708,385 shares (or 13,000,885 shares if the underwriters exercise their option in full to purchase additional shares).

Public offering price	$32.00 per share of common stock.

Use of proceeds	We estimate that the net proceeds to us from the offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $58,673,284 (or approximately $67,518,484 if the underwriters exercise their option in full to purchase additional shares).

We intend to use the net proceeds from this offering to support continued organic growth, augment our capital position and reduce real estate concentration ratios and for general corporate purposes, including investment in the corporate infrastructure required for a rapidly growing public company. We may also retain an amount of proceeds at the holding company level sufficient to service up to six quarters of interest payments on our outstanding subordinated notes. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves certain risks. See page S-8 of this prospectus supplement, page 3 of the accompanying prospectus and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q

for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, which are incorporated herein by reference.

NYSE Symbol	Our common stock currently trades on the NYSE under the symbol “FSB.”

The number of shares of our common stock to be outstanding after this offering is based on 10,758,385 shares of common stock outstanding as of November 14, 2016 and excludes as of such date:

•	1,442,064 shares issuable upon the exercise of outstanding options at a weighted average exercise price of $16.52 per share;

•	17,482 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $12.00 per share; and

•	2,014,621 shares of common stock available for future issuance under our 2007 Omnibus Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 292,500 shares of common stock from us in this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as those contained on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects and holders of our common stock could lose some or all of their investment.

Risks Related to Our Common Stock and This Offering

Shares of Our Common Stock Are Not Insured

Shares of our common stock are not deposits and are not insured by the FDIC or any other entity and you will bear the risk of loss if the value or market price of our common stock is adversely affected.

An Active, Liquid Market for Our Common Stock May Not Develop or Be Sustained, Which May Impair the Ability of Our Shareholders to Sell Their Shares

We listed our common stock on the NYSE on March 26, 2015 under the symbol “FSB” in connection with our initial public offering. Even though our common stock is now listed, there is limited trading volume and an active, liquid trading market for our common stock may not develop or be sustained. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace and independent decisions of willing buyers and sellers of our common stock, over which we have no control. If an active, liquid trading market for our common stock does not develop, shareholders may not be able to sell their shares at the volume, prices and times desired. Moreover, the lack of an established market could materially and adversely affect the value of our common stock. The market price of our common stock could decline significantly due to actual or anticipated issuances or sales of our common stock in the future.

The Market Price of Our Common Stock May Fluctuate Significantly

The market price of our common stock could fluctuate significantly due to a number of factors, including, but not limited to:

•	our quarterly or annual earnings, or those of other companies in our industry;

•	actual or anticipated fluctuations in our operating results, financial condition or asset quality;

•	changes in economic or business conditions;

•	the public reaction to our press releases, other public announcements or statements and our filings with the SEC;

•	perceptions in the market place involving our competitors and/or us;

•

changes in business, legal or regulatory conditions, or other developments affecting participants in our industry, and publicity regarding our business or any of our significant customers or competitors;

•	changes in governmental monetary policies, including the policies of the Federal Reserve;

•	regulatory actions that impact us, including actions taken by the Federal Reserve and the TDFI;

•	changes in financial estimates and recommendations by securities analysts following our stock, or the failure of securities analysts to cover or continue to cover our common stock;

•	changes in earnings estimates by securities analysts or our performance as compared to those estimates;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving our competitors or us;

•	the trading volume of our common stock;

•	future sales of our common stock;

•	our treatment as an “emerging growth company” under federal securities laws;

•	additions or departures of key personnel;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	failure to integrate acquisitions or realize anticipated benefits from our acquisitions;

•	rapidly changing technology; and

•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the bank and non-bank financial services industries.

If any of the foregoing occurs, it could cause our stock price to fall and expose us to litigation that, even if our defense is successful, could distract management and be costly to defend.

Shares of Our Common Stock Are Subject to Dilution and the Market Price of Our Common Stock Could Decline Due to the Number of Outstanding Shares of Our Common Stock Eligible for Future Sale

Actual or anticipated issuances or sales of additional amounts of our common stock in the future could cause the market price of our common stock to decline significantly and make it more difficult for us to sell equity securities in the future at a time and on terms that we deem appropriate. The issuance of any shares of our common stock in the future also would dilute the percentage ownership interest held by shareholders prior to such issuance. As of November 14, 2016, we had 10,758,385 shares of common stock issued and outstanding. Of the outstanding shares of common stock, all of the 2,640,000 shares that were sold in our initial public offering are freely tradable, except that any shares purchased by “affiliates” (as that term is defined in Rule 144 under the Securities Act), may be sold publicly only in compliance with certain limitations. In addition, 2,766,191 shares of our outstanding common stock were issued pursuant to a registration statement on Form S-4 in connection with the acquisition of MidSouth Bank in July 2014 and are freely tradable. On October 28, 2015, we filed a registration statement on Form S-8 under the Securities Act to register an aggregate of 4,000,000 shares of our common stock for issuance under our 2007 Omnibus Equity Incentive Plan. In addition, on November 30, 2015, we filed a registration statement on Form S-3 under the Securities Act to register, among other things, an aggregate of 1,690,598 shares of our common stock held by our existing shareholders that are currently freely tradable. The remaining shares of our common stock may be sold in the market over time in accordance with Rule 144 under the Securities Act or otherwise in future public offerings. Accordingly, the market price of our common stock could be adversely affected by actual or anticipated sales of a significant number of shares of our common stock in the future.

The Rights of Our Common Shareholders Are Subordinate to the Rights of the Holders of Our Outstanding Subordinated Notes and Any Debt Securities That We May Issue in the Future and May Be Subordinate to the Holders of Any Class of Preferred Stock That We May Issue in the Future

Shares of our common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock rank junior to all of our outstanding indebtedness, including our outstanding Fixed-to-Floating Rate Subordinated Notes due 2026 issued on March 31, 2016 and our 7.00% Fixed-to-Floating Rate Subordinated Notes due 2026 issued on June 30, 2026, and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, our Board of Directors has the authority to issue in the aggregate up to 1,000,000 shares of preferred stock and to determine the terms of each issue of preferred stock without shareholder approval. Accordingly, you should assume that any shares of preferred stock that we may issue in the future will also be senior to our common stock and could have a preference on liquidating distributions or a preference on dividends that could limit our ability to pay dividends to the holders of our common stock. Because our decision to issue debt or equity securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital-raising efforts is uncertain. Thus, common shareholders bear the risk that our future issuances of debt or equity securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

There Is No Certainty of Return on Investment

No assurance can be given that a holder of shares of our common stock will realize a substantial return on his or her investment, or any return at all. Further, as a result of the uncertainty and risks associated with our operations as described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and in Item 1A of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016 incorporated by reference herein, it is possible that an investor will lose his or her entire investment.

We Cannot Ensure When or If We Will Pay Dividends

Our ability to pay dividends is highly dependent on the Bank’s ability to pay dividends and may be limited based upon regulatory restrictions and based upon our earnings and capital needs. The Bank is subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us. On November 3, 2016, the Bank entered into an informal agreement with the Federal Reserve Bank of Atlanta (“Reserve Bank”) and the Tennessee Department of Financial Institutions (“TDFI”) in the form of a Memorandum of Understanding (“MOU”). Under the terms of the MOU, the Bank agreed, among other things, to seek prior written approval of the Reserve Bank and the TDFI to pay dividends to FFN, which dividends are used primarily for the purpose of servicing FFN’s subordinated debt. As a result, we cannot project or guarantee when dividends will be declared in the future, if at all. Our Board of Directors has also decided to not pay dividends on common stock at this time.

We May Require Additional Capital

The Board of Directors believes that the current level of capital will be adequate at the present time to sustain the operations and projected growth of FFN and the Bank and to enable FFN to service its debt. If FFN or the Bank fails to achieve sufficient financial performance (including as a result of significant provision expense as a result of deterioration in asset quality) or if the assets of the Bank grow more quickly than projected, management may determine, or government regulators may require, FFN or the Bank to raise additional capital. In the event FFN or the Bank falls below certain regulatory capital adequacy standards, they may become subject to regulatory intervention and restrictions. Although the Bank is currently “well capitalized,” under the terms of the MOU, the Bank agreed, among other things, to enhance its capital and liquidity plans. We can give no assurance that such additional capital is available at prices that will be acceptable to us, if at all. In the event of the issuance of additional shares, then current shareholders will not have the first right to subscribe to new shares (preemptive rights), so their ownership percentage may be diluted in the future. In addition, if FFN is not able to maintain sufficient capital at the holding company and the payment of dividends by the Bank to FFN is not approved by the Reserve Bank and the TDFI, it may be unable to service its debt.

Our Growth May Be Limited by Regulatory Restrictions

In addition to the MOU discussed above, the Company also expects to execute an agreement with the Board of Governors of the Federal Reserve System under section 4(m)(2) of the Bank Holding Company Act (the “Agreement”), which will include specific actions designed to address the Bank’s risk profile and to strengthen the underlying condition of the Bank. Until FFN and the Bank satisfy the requirements of the MOU and the Agreement, any plans for business combinations, including our ability to close our pending merger with Civic, or location expansion will be limited and subject to prior written approval from the appropriate regulatory body. In the future, we may become subject to additional supervisory actions and/or enhanced regulation that could have a material negative effect on business, operating flexibility, financial condition, and the value of our common stock.

We Face Risks Related to Our Commercial Real Estate Loan Concentrations

Commercial real estate (“CRE”) is cyclical and poses risks of possible loss due to concentration levels and similar risks of the asset class. As of September 30, 2016, approximately 54.7% of our loan portfolio consisted of CRE loans, including 28.7% of construction and land development (“CLD”) loans, which present additional risks including underwriting risks, project risks and market risks. The banking regulators give CRE lending greater scrutiny, and in connection with the MOU, has required us to implement improved underwriting, internal controls, risk management policies and portfolio stress testing, as well as possibly requiring a re-assessment of allowances for possible loan losses and capital levels as a result of CRE lending growth and exposures. In addition, while we believe we have appropriate systems in place to underwrite and monitor the risks associated with CLD loans, if these systems do not adequately protect us from these risks, we could incur losses that exceed our reserves for such losses, which could adversely impact our earnings.

If We Are Unable to Decrease Our Use of Out of Market and Brokered Deposits, Our Costs May Be Higher Than Expected

Although we are increasing our effort to decrease our use of non-core funding sources, we can offer no assurance that we will be able to increase our market share of core-deposit funding in our highly competitive service areas. If we are unable to do so, we may be forced to accept increased amounts of out of market or brokered deposits. As of September 30, 2016, we had approximately $612.1 million in out of market deposits, including brokered deposits, which represented approximately 27.6% of our total deposits. The cost of out of market and brokered deposits typically exceeds the cost of deposits in our local markets which will decrease our net income. In addition, the cost of out of market and brokered deposits can be volatile, and if we are unable to access these types of deposits or if our costs related to out of market and brokered deposits increases, our liquidity and ability to support demand for loans could be adversely affected.

We Are an Emerging Growth Company and We Cannot Be Certain if the Reduced Disclosure Requirements Applicable to Emerging Growth Companies Will Make Our Common Stock Less Attractive to Investors

We are an emerging growth company. For as long as we continue to be an emerging growth company, among other things, we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, even if we comply with the greater obligations of public companies that are not emerging growth companies, we may avail ourselves of the reduced requirements applicable to emerging growth companies from time to time in the future, so long as we are an emerging growth company. We will remain an emerging growth company for up to five years following the effectiveness of our Registration Statement on Form S-4, which was declared effective by the SEC on May 14, 2014, though we may cease to be an emerging growth company earlier under certain circumstances, including if, before the end of such five years, we are deemed to be a large accelerated filer under the rules of the SEC (which depends on, among other things, having a market value of common stock held by non-affiliates in excess of $700 million) or if our total annual gross revenues equal or exceed $1 billion in a fiscal year. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our Management Will Have Broad Discretion as to the Use of Proceeds from This Offering, and We May Not Use the Proceeds Effectively

We intend to use the net proceeds from this offering to support continued organic growth, augment our capital position and reduce real estate concentration ratios and for general corporate purposes, including investment in the corporate infrastructure required for a rapidly growing public company. We may also retain an amount of proceeds at the holding company level sufficient to service up to six quarters of interest payments on our outstanding subordinated notes. The net proceeds and the funds made available to us may be applied in ways with which some investors in this offering may not agree. Moreover, our management may use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Management’s failure to use such funds effectively could have an adverse effect on our business, results of operations and financial condition. See “Use of Proceeds.”

Resales of Shares of Our Common Stock in the Public Market Following This Offering May Cause Their Market Price to Fall

We are issuing shares of our common stock in this offering. This issuance of these new shares of common stock could have the effect of depressing the market price for shares of our common stock.

Anti-Takeover Provisions Could Adversely Affect Our Shareholders

Tennessee law and provisions contained in our charter, as amended, and our amended and restated bylaws could make it difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders. For example, our charter, as amended, authorizes our Board of Directors to determine the designation, preferences, limitations and relative rights of unissued preferred stock, without any vote or action by our shareholders. As a result, our Board of Directors could authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock or with other terms that could impede the completion of a merger, tender offer or other takeover attempt. In addition, certain provisions of Tennessee law, including a provision which restricts certain business combinations between a Tennessee corporation and certain interested shareholders, may delay, discourage or prevent an attempted acquisition or change in control of our company that some or all of our shareholders might consider to be desirable. As a result, efforts by our shareholders to change the direction or management of our company may be unsuccessful.

The ability of a third party to acquire us is also limited under applicable banking regulations. With certain limited exceptions, federal regulations prohibit a person, a company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct our management or policies without prior notice or application to and the approval of the Federal Reserve. Companies investing in banks and bank holding companies receive additional review and may be required to become bank holding companies, subject to regulatory supervision. Accordingly, prospective investors must be aware of and comply with these requirements, if applicable, in connection with any purchase of shares of our common stock. These provisions effectively inhibit certain mergers or other business combinations, which, in turn, could adversely affect the market price of our common stock.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock began trading on the NYSE on March 26, 2015, under the ticker symbol “FSB”. Prior to March 26, 2015, our common stock traded on the OTCQB of the OTC Markets Group. The following table sets forth the range of high and low sale prices of our common stock as reported on the NYSE and OTCQB, as applicable, for the periods indicated since January 1, 2014. The OTCQB prices set forth in the table below reflect sporadic, limited trading of our common stock, without retail mark-up, mark-down or commissions.

	High	Low
2016
Fourth Quarter (October 1 to November 14)	$37.69	$30.70
Third Quarter (July 1 to September 30)	$37.79	$29.90
Second Quarter (April 1 to June 30)	$33.53	$24.80
First Quarter (January 1 to March 31)	$31.62	$22.83
2015
Fourth Quarter (October 1 to December 31)	$33.26	$21.79
Third Quarter (July 1 to September 30)	$26.40	$21.50
Second Quarter (April 1 to June 30)	$23.10	$19.25
First Quarter (January 1 to March 31)	$24.00	$17.30
2014
Fourth Quarter (October 1 to December 31)	$19.00	$16.25
Third Quarter (July 1 to September 30)	$22.00	$12.90
Second Quarter (April 1 to June 30)	$12.90	$12.90
First Quarter (January 1 to March 31)	$12.90	$12.90

As of November 14, 2016, we had 1,543 shareholders of record of our common stock.

We have not declared or paid any dividends on our common stock. We currently intend to retain all of our future earnings, if any, for use in our business and do not anticipate paying cash dividends on our common stock in the foreseeable future; however, our Board of Directors may decide to declare dividends in the future. Payments of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion, tax considerations, general economic conditions and any legal or contractual limitations on our ability to pay dividends. We are not obligated to pay dividends on our common stock.

As a financial holding company, our ability to pay dividends is affected by the policies and enforcement powers of the Federal Reserve. In addition, because we are a holding company, we are dependent upon the payment of dividends by the Bank to us as our principal source of funds to pay dividends in the future, if any, and to make other payments. The Bank is also subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us. See “Business—Supervision and Regulation” in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference herein. Under the terms of the MOU, the Bank agreed, among other things, to seek prior written approval of the Reserve Bank and the TDFI to pay dividends to FFN. In addition, in the future we may enter into borrowing, regulatory or other contractual arrangements that restrict our ability to pay dividends.

USE OF PROCEEDS

We estimate that the net proceeds to us from the offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $58,673,284, or approximately $67,518,484 if the underwriters exercise their option to purchase additional shares from us in full. We intend to use the net proceeds from this offering to support continued organic growth, augment our capital position and reduce real estate concentration ratios and for general corporate purposes, including investment in the corporate infrastructure required for a rapidly growing public company. We may also retain an amount of proceeds at the holding company level sufficient to service up to six quarters of interest payments on our outstanding subordinated notes.

CAPITALIZATION

You should read this information together with the consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of September 30, 2016, on an actual basis and as adjusted for this offering and the application of the use of proceeds therefrom:

	As of September 30, 2016
	Actual	As Adjusted
	(Dollars in thousands, except per share data)
Long term debt:
Subordinated debt outstanding	$58,292	$58,292
Total long term debt	58,292	58,292
Shareholders’ equity:
Common stock, no par value: 20,000,000 shares authorized; issued and outstanding—10,757,483 shares actual, 12,707,463 shares as adjusted(1)	150,852	209,525
Retained earnings	51,591	51,591
Accumulated other comprehensive income (loss)	7,201	7,201

Total shareholders’ equity	$209,644	$268,317

Capital Ratios:
Common equity Tier 1 ratio(2)	9.09%	11.92%
Leverage ratio(2)	7.15%	9.17%
Tier 1 capital to risk-weighted assets(2)	9.09%	11.92%
Total capital to risk-weighted assets(2)	12.66%	15.49%

(1)	Our charter authorizes us to issue up to 1,000,000 shares of our preferred stock, of which, no shares of preferred stock were issued or outstanding as of September 30, 2016.
(2)	Historical capital ratios come from our regulatory filings with the Board of Governors of the Federal Reserve System.

DESCRIPTION OF CAPITAL STOCK

Our charter authorizes the issuance of capital stock consisting of 20,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. See “Description of Common Stock” on page 21 of the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus for additional information regarding our common stock.

UNDERWRITING

Raymond James & Associates, Inc. is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Raymond James & Associates, Inc.	1,287,000
Stephens Inc.	390,000
Piper Jaffray & Co.	117,000
Compass Point Research & Trading, LLC	78,000
FIG Partners, LLC	78,000

Total	1,950,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose to offer the shares of our common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at that price less a concession not in excess of $1.056 per share. The underwriter may allow, and the dealers may re-allow, a concession not in excess of $0.10 per share on sales to other dealers. After this public offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$32.00	$62,400,000	$71,760,000
Underwriting discount	$1.76	$3,432,000	$3,946,800
Proceeds to us (before expenses)	$30.24	$58,968,000	$67,813,200

The expenses of the offering, not including the underwriting discount, are estimated at $294,716 and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 292,500 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors and our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Raymond James. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

Our common stock is listed on the NYSE under the symbol “FSB.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. On June 30, 2016, an affiliate of Stephens Inc. acquired in a private offering $3.5 million aggregate principal amount of our 7.00% fixed-to-floating rate subordinated notes due 2026 at the same price paid by all other purchasers in the offering. An aggregate of $20 million principal amount of notes were sold in the offering, for which Stephens Inc. acted as private placement agent and received a customary a placement agent fee.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement and the accompanying prospectus will be passed upon by our counsel, Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., Nashville, Tennessee. Alston & Bird LLP, Atlanta, Georgia, will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements of Franklin Financial Network, Inc. as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$100,000,000

Franklin Financial Network, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Units

From time to time, we may sell up to an aggregate of $100,000,000 of any combination of the securities described in this prospectus. We will specify the terms of any offering of securities by us in a prospectus supplement. This prospectus describes the general terms of these securities and the general manner in which we may offer them.

We will provide specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any related prospectus supplement, and the information incorporated by reference herein or therein carefully before you make a decision to invest in our securities.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 3 of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities being offered.

Our common stock is quoted and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “FSB.” On December 15, 2015, the last reported sale price of our common stock on the NYSE was $31.70. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or exchange of the securities covered by the prospectus supplement.

The securities may be offered directly by us to investors, to or through underwriters or dealers or through agents. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable options to purchase additional securities, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2015.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with such offering and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any state or other jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus or of any prospectus supplement.

Unless the context otherwise requires (e.g., any reference to the issuer of a security covered by this prospectus), all references to “FFN,” “we,” “our,” “us” or “our company” in this prospectus refer to Franklin Financial Network, Inc., a Tennessee corporation, and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, in an amount not to exceed $100,000,000 in the aggregate.

This prospectus includes summaries of certain provisions contained in some of the documents described, but please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of these documents have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for specific historical information, many of the matters discussed in this prospectus, or the information incorporated by reference into this prospectus, may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Franklin Financial Network, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information appearing in this prospectus, including the information incorporated by reference into this prospectus, is provided by the company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the banking industry, deterioration of our asset quality, volatility and direction of market interest rates, the sufficiency of our capital, operational, liquidity and credit risks associated with our business, changes in management personnel, regulatory compliance costs and our ability to manage these costs, and competitive influences. Similarly, statements made herein and elsewhere regarding pending or completed acquisitions are also forward-looking statements, including statements relating to the anticipated closing date of an acquisition, our ability to obtain required regulatory approvals or satisfy closing conditions, the costs of an acquisition and our source(s) of financing, the future performance and prospects of an acquired business, the expected benefits of an acquisition on our future business and operations and our ability to successfully integrate recently acquired businesses. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made and are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performances.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” “ in any prospectus supplement as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our other reports on file with the SEC. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in this prospectus, whether as a result of new information, future events or otherwise.

ABOUT FRANKLIN FINANCIAL NETWORK, INC.

We are a financial holding company headquartered in Franklin, Tennessee. Through our wholly owned bank subsidiary, Franklin Synergy Bank (the “Bank”), a Tennessee-chartered commercial bank and a member of the Federal Reserve System, we provide a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. We operate through 11 branches in the demographically attractive and growing Williamson and Rutherford Counties within the Nashville metropolitan area.

Our principal executive office is located at 722 Columbia Avenue, Franklin, Tennessee 37064-2828, and our telephone number is (615) 236-2265. Our common stock is listed on The New York Stock Exchange under the ticker symbol “FSB.”

For further discussion of the material elements of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 on file with the SEC, and any subsequent reports we have or will file with the SEC, including those incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in any prospectus supplement as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 on file with the SEC, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Before making a decision to invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect us. The occurrence of any of these risks would have a material adverse effect on us and might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds for general corporate purposes. We have not allocated any portion of the net proceeds for any particular use at this time. Pending such uses, we may invest the net proceeds in demand deposits, money market accounts or short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities. Additional information on the use of net proceeds may be set forth in the applicable prospectus supplement or other offering materials relating to such offering.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $100,000,000 of the following securities:

•	senior debt securities;

•	subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants;

•	units; or

•	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $100,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not and will not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer. The debt securities may be either senior debt securities or subordinated debt securities.

The debt securities will be issued in one or more series under an indenture that we will enter into with a trustee that is qualified to serve in such capacity under the Trust Indenture Act of 1939, as amended (the “TIA”). The form of indenture applicable to the debt securities is filed as an exhibit to the registration statement of which this prospectus is a part.

The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any important terms outlined in this section that will not apply to those debt securities.

We have summarized the material terms and provisions of the indenture in this section. We encourage you to read the indenture for additional information before you make a decision to invest in any debt securities issued by us.

Debt Securities in General

The debt securities will be direct unsecured obligations of FFN. The indenture does not limit the aggregate principal amount of debt securities that we may issue from time to time in one or more series. The indenture provides that debt securities may be issued up to the aggregate principal amount authorized by us from time to time. Unless otherwise specified in the prospectus supplement for a particular series of debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

We will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms of such offering and the related debt securities. The terms may include:

•	the title and type of such debt securities;

•	the aggregate principal amount of such debt securities and any limit upon issuances of such debt securities;

•	the date or dates on which the principal of such debt securities will be payable or the method by which such date or dates shall be determined or extended;

•	the interest rate on such debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue and the record and interest payment dates for such debt securities;

•	the place or places where the principal of, and any premium and interest on, such debt securities will be payable;

•	any optional redemption provisions that would permit us or require us to redeem such debt securities before their stated maturity;

•	any sinking fund provisions that would obligate us to redeem such debt securities before their stated maturity;

•	the denominations in which such debt securities shall be issued, if issued in denominations other than $2,000 and integral multiples of $1,000;

•	the amount of principal of, or any premium or interest on, any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts shall be determined;

•	if other than as described herein, the portion of the principal amount of such debt securities that will be payable upon an acceleration of the maturity of such debt securities;

•	any Events of Default or Default which will apply to such debt securities that differ from those described herein;

•	any covenants which will apply to the debt securities if different from those contained in the indenture;

•	provisions for subordination of such debt securities if different in any material respect from those described herein;

•	the currency, currencies, currency units or composite currency in which such debt securities will be denominated and/or payable;

•	whether such debt securities are convertible and, if so, the terms and conditions applicable to conversion, including the conversion price or rate at which shares of FFN common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period, and other conversion terms and provisions;

•	whether such debt securities will be defeasible;

•	the terms and conditions, if any, pursuant to which such debt securities are secured; and

•	any other terms of such debt securities.

The indenture provides that we will issue debt securities in fully registered form. The principal of, and premium, if any, and interest, if any, on, fully registered securities will be payable at the place of payment designated for such securities and stated in the prospectus supplement. We also have the right to make interest payments due on any interest payment date by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest, if any, on, any debt securities in other forms will be payable in the manner and at the place or places as may be designated by us and specified in the applicable prospectus supplement.

You may exchange or transfer debt securities at the corporate trust office of the trustee for such series of debt securities or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We may issue debt securities with “original issue discount.” Debt securities issued with original issue discount will be sold below their stated principal amount. The applicable prospectus supplement will describe any material federal income tax considerations applicable to any debt securities issued with original issue discount.

We are a financial holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of our debt securities to participate in the assets of any of our subsidiaries upon their bankruptcy, insolvency, liquidation, dissolution or winding up will generally have a junior position to claims of creditors (including, in the case of the Bank, its depositors), and any preferred equity holders of our subsidiaries, except to the extent that we may be a creditor with recognized claims against the related subsidiary. In addition, as a financial holding company, we are dependent on dividends and other payments from our subsidiaries to fund payments related to our debt securities. There are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to us by the Bank. See “Description of Common Stock — Dividend Rights and Limitations on Payment of Dividends.”

Ranking of Debt Securities

Senior Debt Securities

The senior debt securities will rank equally with all of our unsecured and unsubordinated indebtedness and junior to the claims of creditors (including in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries. The senior debt securities will be unsecured and therefore will be effectively subordinated to secured debt to the extent of the collateral securing the same. There is no limitation on our creating, incurring or issuing additional unsecured and unsubordinated indebtedness.

Subordinated Debt Securities

The subordinated debt securities will rank at least equally in right of payment with all of our other unsecured subordinated indebtedness unless such indebtedness expressly states that it is subordinated in right of payment to such subordinated debt securities. The subordinated debt securities will be subordinated in right of payment to all of our senior indebtedness, as defined below, and structurally junior to the claims of creditors (including in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries.

The term “senior indebtedness” means (1) the principal of, and premium, if any, and interest in respect of indebtedness of FFN for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by FFN; (2) all capital lease obligations of FFN; (3) all obligations of FFN issued or assumed as the deferred purchase price of property, all conditional sale obligations of FFN and all obligations of FFN under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business; (4) all obligations of FFN arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions; (5) all obligations of FFN associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which FFN is responsible or liable as obligor, guarantor or otherwise; (7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of FFN, whether or not such obligation is assumed by FFN; and (8) any deferrals, renewals or extensions of any of the obligations of the type referred to in clauses (1) through (7) above.

Notwithstanding the foregoing, senior indebtedness does not include: (1) such subordinated debt securities; (2) trade accounts payable arising in the ordinary course of business; (3) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, such subordinated debt securities; and (4) any indebtedness between or among FFN and its affiliates.

Unless otherwise provided for in the terms of the subordinated debt securities of any series, upon the acceleration of the maturity of any series of subordinated debt securities arising from an Event of Default under the indenture with respect to such series, or upon the bankruptcy, insolvency, liquidation, dissolution, winding up or reorganization of FFN, we must pay to the holders of all senior indebtedness of FFN the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made to holders of such subordinated debt securities. In addition, we may make no payment on such subordinated debt securities prior to payment in full of all senior indebtedness in the event that there is a default on any senior indebtedness which permits the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness if either (a) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default with 180 days in the case of a default in payment of principal, premium, if any, or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve-month period or (b) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, holders of subordinated debt securities may recover less, proportionately, than holders of senior indebtedness under certain circumstances.

Certain Covenants

The indenture contains certain covenants that impose various restrictions on FFN and, as a result, affords the holders of its debt securities certain protections. You should review the full text of the covenants in the indenture to evaluate the covenants.

Consolidation or Merger

We may not consolidate with, merge into, or sell, lease or otherwise transfer all or substantially all of our properties and assets to, any other person unless:

•	We are the surviving entity or the entity formed by such consolidation or into which we are merged or which acquires or leases all or substantially all of our properties and assets is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the successor entity expressly assumes all obligations of FFN under the debt securities and under the indenture;

•	immediately after giving effect to such transaction, no Event of Default or Default exists or will exist; and

•	certain other conditions are met.

The indenture does not limit our ability to enter into a highly leveraged, recapitalization or similar transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver

FFN and the trustee may modify the indenture with the consent of the holders of the majority in principal amount of outstanding debt securities of each series affected by such modification; provided, however, that each affected holder must consent to any modification that:

•	changes the stated maturity of any payment of principal of, or interest on, any debt security;

•	reduces the principal amount of, or the premium, if any, or the interest on, any debt security;

•	reduces the portion of the principal amount of an original issue discount debt security payable upon acceleration of the maturity of such debt security;

•	changes any redemption, repurchase, conversion or exchange provisions applicable to any debt securities in a manner that is adverse to the holder thereof;

•	changes the place or places where, or the currency, currencies, currency units or composite currency in which, any debt security or any premium or interest thereon is payable;

•	modifies any of the provisions with respect to the subordination of any subordinated debt securities of any series in a manner that is adverse to the holders thereof;

•	impairs the right of the holder of any debt security to institute suit for the enforcement of any payment on or with respect to any debt security or any conversion or exchange right with respect to such debt security; or

•	reduces the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with certain conditions and covenants and defaults under the indenture.

FFN and the trustee may modify the indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another entity to FFN and the assumption by any such successor of FFN’s covenants and obligations;

•	to add to the covenants of FFN for the benefit of the holders of the debt securities or waive any rights of FFN in a manner not adverse to such holders;

•	to add to or change any of the provisions as necessary to permit the issuance of debt securities in uncertificated or global form;

•	to establish the form or terms of the debt securities;

•	to cure any ambiguity, defect or inconsistency in the indenture, if such action does not adversely affect the holders of the debt securities in any material respect;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to facilitate the administration of the trusts under the indenture;

•	to add, change or eliminate provisions of the indenture that apply only to a new series of debt securities;

•	to add Events of Default or Defaults;

•	to add, change or eliminate any provision as shall be necessary or desirable in accordance with any amendment to the TIA; and

•	to conform the text of any provision of the indenture or an indenture supplemental thereto or the applicable debt security to our description thereof contained in this prospectus or the applicable prospectus supplement or offering document.

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of such series, waive compliance with certain covenants.

Events of Default, Defaults and Waivers of Default

Senior Debt Securities

The indenture defines an “Event of Default” with respect to the senior debt securities of any series as being any one of the following events unless such event is either inapplicable to a particular series of senior debt securities or specifically deleted or modified in connection with the establishment of senior debt securities of a particular series:

•	failure to pay interest on the debt securities of such series for 30 days after the payment is due;

•	failure to pay the principal of, or premium, if any, on, the debt securities of such series when due;

•	failure to deposit any sinking fund payment with respect to the debt securities of such series for 30 days after the payment is due;

•	failure to perform or breach of any covenant or warranty in the indenture that applies to the debt securities of such series for 90 days after FFN has received written notice of the failure to perform in the manner specified in the indenture;

•	the occurrence of certain events relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, or winding up of either FFN or the Bank; or

•	any other Event of Default provided with respect to the senior debt securities of such series.

If an Event of Default occurs and is continuing with respect to the senior debt securities of such series, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may declare the principal of such series (or, if debt securities of such series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of such series may rescind and annul such declaration and its consequences. Notwithstanding the foregoing, no such declaration is required upon certain events relating to bankruptcy, insolvency, liquidation, dissolution, or winding up of either FFN or the Bank; in such cases, acceleration of the maturity of all senior debt securities shall be automatic.

The holders of a majority in aggregate principal amount of the outstanding senior debt securities of the applicable series may waive any past default, except a payment default or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding senior debt security affected. Upon this waiver, the default will cease to exist and any Event of Default arising therefrom will be deemed cured.

Other than its duties in the case of an Event of Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of senior debt securities unless such holders offer the trustee security or indemnity reasonably satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of such series.

The indenture requires us to furnish annually to the trustee a certificate as to the absence of any default under the indenture. The trustee may withhold notice to the holders of the senior debt securities of any default (except in the case of an Event of Default arising from the nonpayment of principal, premium, if any, interest or sinking fund installment) if the trustee determines in good faith that the withholding of the notice is in the interest of those holders.

The holder of any senior debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default with respect to the senior debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made a written request, and offered, security or indemnity satisfactory to the trustee, to the trustee to institute such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series during such 60-day period.

The holder of any senior debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on, such senior debt security when due, to convert or exchange such debt security, if applicable, and to institute suit to enforce any such payment and right to convert or exchange.

Subordinated Debt Securities

The indenture defines an Event of Default with respect to the subordinated debt securities of any series as being any one of the following events unless such event is either inapplicable to a particular series of subordinated debt securities or specifically deleted or modified in connection with the establishment of subordinated debt securities of a particular series:

•	the occurrence of certain events relating to bankruptcy, insolvency, reorganization, liquidation, dissolution or winding up of either FFN or the Bank; or

•	any other Event of Default provided with respect to such subordinated debt securities.

The indenture defines a “Default” with respect to the subordinated debt securities of any series as being any one of the following events unless such event is either inapplicable to a particular series of subordinated debt securities or specifically deleted or modified in connection with the establishment of subordinated debt securities of a particular series:

•	failure to pay interest on the debt securities of such series for 30 days after the payment is due;

•	failure to pay the principal of, (including any sinking fund payment) or premium, if any, on, the debt securities of such series when due;

•	failure to perform or breach of any covenant or warranty in the indenture that applies to the debt securities of such series for 90 days after FFN has received written notice of the failure to perform in the manner specified in the indenture; or

•	any other Default provided with respect to the subordinated debt securities of such series.

If an Event of Default occurs and is continuing with respect to the subordinated debt securities of any series, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding subordinated debt securities of such series may declare the principal of such series (or, if debt securities of such series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may rescind and annul such declaration and its consequences. Notwithstanding the foregoing, no such declaration is required upon certain events relating to bankruptcy, insolvency, liquidation, dissolution, or winding up of either FFN or the Bank; in such cases, acceleration of the maturity of all subordinated debt securities shall be automatic.

The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the applicable series may waive any past default, except a payment default or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding subordinated debt security affected. Upon this waiver, the default will cease to exist and any Event of Default or Default arising therefrom will be deemed cured.

Other than its duties in the case of an Event of Default or Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of subordinated debt securities unless such holders offer the trustee security or indemnity reasonably satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the subordinated debt securities of such series.

The indenture requires us to furnish annually to the trustee a certificate as to the absence of any default under the indenture. The trustee may withhold notice to the holders of the subordinated debt securities of any default (except in the case of a Default or Event of Default arising from the nonpayment of principal, premium, if any, interest or sinking fund installment) if the trustee determines in good faith that the withholding of the notice is in the interest of those holders.

The holder of any subordinated debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default or Default with respect to the subordinated debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of such series have made a written request, and offered security or indemnity reasonably satisfactory to the trustee to institute such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of such series during such 60-day period.

The holder of any subordinated debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on, such subordinated debt security when due, to convert or exchange such debt security, if applicable, and to institute suit to enforce any such payment and right to convert or exchange.

With respect to the subordinated debt securities, there is only a right of acceleration in the case of an Event of Default. There is no right of acceleration in the case of a Default. Accordingly, payment of principal of any series of subordinated debt securities may be accelerated only in the case of the bankruptcy, insolvency, liquidation, dissolution or winding up of FFN or the Bank or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued.

Convertibility

The debt securities may be designated as convertible at the option of the holder into our common stock in accordance with the term of such series. You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of such convertible debt securities;

•	the terms and conditions upon which conversion of such convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions;

•	any circumstances in which the conversion price or rate will be adjusted;

•	the terms and conditions on which we may, or may be required to, redeem such convertible debt securities;

•	the place or places where we must pay such convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange; and

•	any other terms of such convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of such convertible debt securities.

Defeasance

We may choose to defease the debt securities in one of two ways as follows. If we have the ability to do so, we will state that in the prospectus supplement.

Legal Defeasance

We may terminate or “defease” our obligations under the indenture the debt securities of any series, provided that certain conditions are met, including but not limited to:

•	we must irrevocably deposit in trust for the benefit of all holders of the debt securities of such series money in an amount or U.S. government obligations which will provide money in an amount, or a combination of U.S. dollars and U.S. government obligations in an amount, in each case sufficient, to pay and discharge the principal of, and any premium and interest on, the debt securities of such series on their applicable due dates; and

•	an opinion of counsel shall have been delivered to the trustee stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in applicable federal income tax law, in either case to the effect that, the beneficial owners of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and defeasance did not occur.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above under “—Legal Defeasance” and be released from those restrictive covenants applicable to the debt securities of any series that are specified in the applicable prospectus supplement. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having funds set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for the benefit of all holders of the debt securities of such series money in an amount or U.S. government obligations which will provide money in an amount, or a combination of U.S. dollars and U.S. government obligations in an amount, in each case sufficient, to pay and discharge the principal of, and any premium and interest on, the debt securities of such series on their applicable due dates; and

•	deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and defeasance did not occur.

The term “U.S. government obligations” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. government obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. government obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Governing Law

The indenture and the debt securities issued pursuant thereto will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

In the ordinary course of business, FFN may maintain lines of credit with one or more trustees for a series of debt securities and the Bank may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.

DESCRIPTION OF PREFERRED STOCK

The Charter of FFN authorizes the issuance by FFN of up to 1,000,000 shares of its preferred stock. The preferred stock may be issued by vote of the Directors without shareholder approval. The preferred stock may be issued in one or more classes and series, with such designations, full or limited voting rights (or without voting rights), redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the board of directors may determine in the exercise of its business judgment. The preferred stock may be issued by the board of directors for a variety of reasons.

The preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of shares. The issuance of shares of the preferred stock could serve to dilute the voting rights or ownership percentage of holders of shares of our common stock (or any other shares). The issuance of shares of the preferred stock might also serve to deter or block any attempt to obtain control of FFN or to facilitate any such attempt.

In 2011, the board of directors authorized management of FFN to consider participating in the voluntary Small Business Lending Fund Program (“SBLF”) of the United States Department of the Treasury (“Treasury”) authorized by Congress under the Small Business Jobs and Credit Act of 2010. The purpose of the SBLF is to provide capital to community banking organizations in order to incentivize increased small business lending. The more a bank participating in the SBLF increases its small business lending, the lower the rate it will pay on the funds received under the program.

The capital is provided to banks by having the Treasury provide a bank with capital by purchasing Tier 1 qualifying preferred stock or equivalents. To encourage community bank participation, the cost of capital will start no higher than 5.0%. If a bank’s small business lending increases by 10.0% or more, then the rate will fall as low as 1.0%. Banks that increase their lending by amounts less than 10.0% can benefit from rates set between 2.0% and 4.0%. If lending does not increase in the first two years, however, the rate will increase to 7.0%. After 4.5 years, the rate will increase to 9.0% if the bank has not already repaid the SBLF funding.

Management of FFN reviewed the SBLF program and determined that participation in the program would be beneficial to FFN. FFN was notified by the Treasury that FFN had received preliminary approval to participate in the SBLF in the amount of $10,000,000. As a result, on September 27, 2011, FFN issued 10,000 shares of Series A Preferred Stock (as defined below) to the Treasury for a purchase price of $10,000,000. The Series A Preferred Stock is the only series of preferred stock outstanding. The specific terms of the Series A Preferred Stock are as follows:

Issuer:	The term “Issuer” includes a bank holding company or savings and loan holding company with total consolidated assets of less than $10 billion. FFN applied and qualified with Treasury as an “Issuer.”

Financial Instrument:	Senior perpetual noncumulative preferred stock (the “Series A Preferred Stock”), liquidation preference of $1,000 per share.

Regulatory Capital Treatment:	Tier 1.

Investment Amount:

An Issuer that is a bank holding company or savings and loan holding company that has total assets of $1 billion or less may issue a total amount of Series A Preferred Stock equal to not less than 1.0% and not more than 5.0% of its risk-weighted assets (“RWA”). Total assets are measured as reported in the call reports of the Issuer or, for holding companies, the combined total assets reported in the call reports of the Issuer’s insured depository institution subsidiaries, as of the end of the fourth quarter of calendar year 2009, and RWA are measured as reported in the most recent call reports as of the date of application.

Ranking:	With respect to all distributions, the Series A Preferred Stock will rank senior to common stock and pari passu with all existing preferred stock other than preferred shares that rank junior to any existing preferred shares.

Calculation of Qualified Small Business Lending:	Qualified Small Business Lending, as measured for the purpose of calculating the dividend rate for the Series A Preferred Stock, is defined as the sum of all lending by the Issuer of the following types, as reported in the Issuer’s most recent quarterly call report:

(i) C&I loans;

(ii) owner-occupied nonfarm, nonresidential real estate loans;

(iii) loans to finance agricultural production and other loans to farmers; and

(iv) loans secured by farmland;

and, within these loan categories, excluding:

(A) any loan or group of loans to the same borrower and its affiliates with an original principal or commitment amount greater than $10 million or that is made to a borrower that had (or whose ultimate parent company had) more than $50 million in revenues during the most recent fiscal year ended as of the date of origination;

(B) to the extent not included in (A) or (C), the portion of any loans guaranteed by the SBA, any other U.S. Government agency, or a U.S. Government-sponsored enterprise; and

(C) to the extent not included in (A) or (B), the portion of any loans held by the Issuer for which the risk is assumed by a third party (for example, the portion of loans that have been participated),

while, further, adding to the amount determined above, the cumulative amount of net loan charge-offs with respect to Qualified Small Business Lending as measured since, and including, the quarter ending September 30, 2010.

The amount of Qualified Small Business Lending, including the exclusions listed above, shall be calculated and reported on the date of Treasury’s investment (the “Investment Date”) by the Issuer in a format specified by Treasury (the “Initial Supplemental Report”) and during the first nine calendar quarters thereafter (each, a “Quarterly Supplemental Report”), concurrent with the Issuer’s publication of its call report.

Calculation of Lending Baseline:	Not later than three business days prior to the Investment Date, the Issuer shall submit an Initial Supplemental Report reporting Qualified Small Business Lending as of the Investment Date and for the each of the four full quarters ending on June 30, 2010. In calculating such Qualified Small Business Lending, if any gains in Qualified Small Business Lending resulted from mergers and acquisitions, or purchases of loans during any quarter during such four quarter period, the Issuer shall recalculate Qualified Small Business Lending for all earlier quarters in such four quarter period to include such gains on a pro forma combined basis. The average of Qualified Small Business Lending reported for these four quarters shall be the baseline against which subsequent lending is measured (the “Baseline”).

When applicable, at the beginning of each quarter that begins after the Investment Date, the Baseline will be increased by the amount of any gains realized by the Issuer resulting from mergers and acquisitions, or purchases of loans, as measured since, and including, the quarter ending on September 30, 2010.

Dividend Rate:	The Series A Preferred Stock will pay noncumulative dividends. The dividend rate will be adjusted to reflect the amount of an Issuer’s change in Qualified Small Business Lending from the Baseline, based on the following schedule:

Dividend Rate Following Investment Date

Increase in Qualified Small Business Lending from the Baseline	First 9 Quarters*	Quarter 10 to Year 4.5	After Year 4.5
0% or less	5.0%	7.0%	9.0%
more than 0%, but less than 2.5%	5.0%	5.0%	9.0%
2.5% or more, but less than 5%	4.0%	4.0%	9.0%
5% or more, but less than 7.5%	3.0%	3.0%	9.0%
7.5% or more, but less than 10%	2.0%	2.0%	9.0%
10% or more	1.0%	1.0%	9.0%

*	For the first nine quarters, the dividend rate will be adjusted quarterly. Initial rate and adjustments in the first ten quarters: On the Investment Date, and at the beginning of each of the next ten calendar quarters thereafter, the amount of Qualified Small Business Lending reported by the Issuer in the most recent Supplemental Report will be compared to the Baseline amount of Qualified Small Business Lending. The dividend rate will be adjusted to reflect the amount of an Issuer’s change in Qualified Small Business Lending from the Baseline, as reflected in the table above.

Rate adjustments following the first ten quarters: The rate in effect at the beginning of the tenth full calendar quarter after the Investment Date will be payable until the expiration of the four-and-one-half-year period beginning on the Investment Date.

If, at the beginning of the tenth full calendar quarter after the Investment Date, the Issuer’s most recent Quarterly Supplemental Report shows that the amount of Qualified Small Business Lending has not increased relative to the Baseline, the dividend rate will increase to 7% per annum until the four-and-one-half-year period that started on the Investment Date expires.

Limitation on rate reductions: The reduction in the dividend rate will not apply to a dollar amount of the investment that is greater than the dollar amount of the increase in Qualified Small Business Lending since the Baseline. Dividends on any amount that is in excess of the increase in the amount of Qualified Small Business Lending will be payable at a rate of 5.0% per annum until the expiration of the four-and-one-half-year period that begins on the Investment Date, and 9.0% per annum thereafter.

Rate adjustment 4.5 years after the Investment Date: On March 27, 2016,, the dividend rate will increase to 9.0% per annum.

Timing: Dividends will be payable quarterly on January 1, April 1, July 1, and October 1 of each year. As of September 30, 2015, FFN is paying a rate of 1.0%.

Redemption:	The Series A Preferred Stock may be redeemed at any time at the option of the Issuer, subject to the approval of the appropriate federal banking agency. All redemptions of Series A Preferred Stock must be made at a per share redemption price equal to 100% of the liquidation preference, plus accrued and unpaid dividends as of the date of redemption (“Redemption Date”) for the quarter that includes the Redemption Date, and a pro rata portion of any lending incentive fee. All redemptions must be in amounts equal to at least 25% of the number of originally issued shares, or 100% of the then-outstanding shares (if less than 25% of the number of originally issued shares).

Right to Pay Dividends and Repurchase Shares:	Unless otherwise restricted by the appropriate federal or state banking agency, the Issuer may pay dividends on preferred shares ranking pari passu with the Series A Preferred Stock, junior preferred shares, or other junior securities (including common stock), or redeem or repurchase equity securities, subject to the limitations listed under “Provisions upon Nonpayment of Dividends,” if after giving effect to the dividend payment or share repurchase, the dollar amount of the Issuer’s Tier 1 capital would be at least 90% of the amount existing at the time immediately following the Investment Date (the “Tier 1 Dividend Threshold”), excluding any subsequent net charge-offs and redemptions of the Series A Preferred Stock since the Investment Date, subject to (i) and (ii) below:

(i) During the period beginning on the second anniversary of the Investment Date and ending on the day before the tenth anniversary of the Investment Date, for every 1.0% increase in Qualified Small Business Lending the Issuer has achieved above the Baseline, the Tier 1 Dividend Threshold will be decreased by a dollar amount equal to 10% of the amount of the Series A Preferred Stock investment; and

(ii) For Issuers that are not publicly traded,[1] during the period beginning on the tenth anniversary of the Investment Date and ending on the Redemption Date, the Issuer may not effect any repurchases or declare or pay any dividends on preferred shares ranking pari passu with the Series A Preferred Stock, junior preferred shares, or other junior securities (including common stock).

Provisions upon Nonpayment of Dividends:	For any missed payment: The following restrictions will apply whenever dividends payable on the Series A Preferred Stock have not been declared and paid for any quarterly dividend period:

(i) The Chief Executive Officer and Chief Financial Officer of the Issuer will be required to provide written notice, in a form reasonably satisfactory to Treasury, which is to include the rationale of the Issuer’s board of directors for not declaring dividends; and

(ii) No repurchases may be effected and no dividends may be declared or paid on preferred shares ranking pari passu with the Series A Preferred Stock, junior preferred shares, or other junior securities (including common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series A Preferred Stock (provided, however, that, in any such quarter in which Treasury’s dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach).

After four missed payments: Whenever dividends on the Series A Preferred Stock have not been declared and paid for four quarterly dividends or more, whether or not consecutive, and during such time the Issuer was not subject to a regulatory determination that prohibits the declaration and payment of dividends, the board of directors of the Issuer must certify, in writing, that the Issuer used best efforts to declare and pay such quarterly dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligation.

After five missed payments: Whenever dividends on the Series A Preferred Stock have not been declared and paid for five quarterly dividends or more, whether or not consecutive, Treasury will have the right, but not the obligation, to appoint a representative to serve as an observer on the Issuer’s board of directors. This right will end when full dividends have been paid for four consecutive subsequent dividend periods.

[1]	As used herein, “publicly traded” means a company (1) whose securities are traded on a national securities exchange and (2) required to file, under the federal securities laws, periodic reports such as the annual (Form 10-K) and quarterly (Form 10-Q) reports with either the SEC or its primary federal bank regulator. A company may be required to do so by virtue of having securities registered under Section 12 of the Exchange Act, which applies to all companies that are traded on an exchange or that have $10 million in assets and 2,000 shareholders of record or Section 15(d) of the Exchange Act which requires companies that have filed a registration statement under the Securities Act to file reports required under Section 13 of the Exchange Act, e.g., periodic reports.

After six missed payments: Whenever dividends on the Series A Preferred Stock have not been declared and paid for six quarterly dividend periods or more, whether or not consecutive, if the liquidation preference of the Series A Preferred Stock is $25 million or more, the holder of the Series A Preferred Stock will have the right to elect two directors to the Issuer’s board of directors. The right to elect directors will end when full dividends have been paid for four consecutive subsequent dividend periods.

Small Business Lending Plan:	The Issuer shall provide to the appropriate federal banking agency, and, if applicable, state banking agency, a small business lending plan at the time it submits its application for this program. The plan will be confidential supervisory information.

Downstreaming of Investment:	The Issuer, if it is a holding company, shall contribute not less than 90% of the amount of Treasury’s investment to its insured depository institution subsidiaries; provided, that no insured depository institution may receive more than 5% of its RWA (if the Issuer has total assets of $1 billion or less).

Voting Rights:	The Series A Preferred Stock will be nonvoting, other than for consent rights granted to Treasury with respect to (i) any authorization or issuance of shares ranking senior to the Series A Preferred Stock, (ii) any amendment to the rights of the Series A Preferred Stock, and (iii) any merger, exchange, dissolution, or similar transaction which would affect the rights of the Series A Preferred Stock.

Registration Rights:	Holders of the Series A Preferred Stock have the option to exercise certain registration rights in the event the Issuer registers equity securities in an underwritten public offering, subject to certain exceptions. On November 30, 2015, we filed a registration statement on Form S-3 to register Treasury’s shares of Series A Preferred Stock.

Transferability:	The Series A Preferred Stock will not be subject to any restrictions on transfer. The Issuer may merge or sell all, or substantially all, of its assets (as well as, in the case of an Issuer that is a bank holding company, any insured depository institution subsidiary), provided that the rights of the Series A Preferred Stock and the obligations of the Issuer relating thereto are assumed and an equivalent Series A Preferred Stock is issued by the successor entity.

Access and Information:	The Issuer will permit the holder of the Series A Preferred Stock, the holder’s designees, the Inspector General of the Department of the Treasury, and the Comptroller General of the United States to examine the Issuer’s corporate books and discuss matters relevant to the investment with principal officers, after being provided with reasonable notice.

Certifications:	The Issuer will provide the following certifications to Treasury:

(i) The Issuer’s Chief Executive Officer and Chief Financial Officer, as well as the directors (trustees) of the Issuer who attest to the Issuer’s call report (or those of its insured depositories, in the case of a holding company), will certify to Treasury that information provided on each Supplemental Report is accurate.

(ii) Following the Investment Date, within 90 days of the end of each fiscal year of the Issuer during which a Supplemental Report is submitted, the Issuer will receive and submit to Treasury a certification from its auditors that the processes and controls used to generate the Supplemental Reports are satisfactory.

(iii) Annually, until the Redemption Date, the Issuer will certify to Treasury that (A) businesses that received loans from the Issuer following the Investment Date have certified to the Issuer that their principals have not been convicted of, or pleaded nolo contendre to a sex offense against a minor, as required by Section 3011(c) of the Small Business Jobs and Credit Act of 2010, and (B) these certifications will be retained in accordance with standard recordkeeping practices established by the appropriate federal banking agency.

(iv) Annually, until the Redemption Date, the Issuer will certify to Treasury that it is in compliance with the Customer Identification Program requirements set forth in 31 C.F.R. § 103.121.

Issuers must submit valid and timely certifications to be eligible for any dividend rate adjustment on the Series A Preferred Stock. Issuers must also complete a short annual lending survey.

DESCRIPTION OF COMMON STOCK

The following is a summary of certain rights and provisions of the shares of our common stock. This summary does not purport to be complete and is qualified in its entirety by reference to our charter and bylaws and the Tennessee Business Corporation Act (“TBCA”).

Dividend Rights and Limitations on Payment of Dividends

Except as described below, the holders of common stock are entitled to receive, pro rata, such dividends and other distributions as and when declared by FFN’s board of directors out of the assets and funds legally available therefore. FFN’s ability to pay dividends is dependent upon the ability of FFN to earn income and is especially dependent upon the ability of the Bank to earn income and pay dividends. The Bank may declare dividends only so long as its minimum regulatory capital requirements will not be impaired. In addition, the board of directors of the Bank under state banking law may not declare dividends in any calendar year that exceed the total of its net income of that year combined with its retained net income of the preceding two years without the approval of the Tennessee Commissioner of Financial Institutions. Also, despite the availability of net or accumulated earnings in later years of operations and the capacity to maintain capital at levels required by governmental regulation, the directors of the Bank and/or the directors of FFN may choose to retain all earnings for the operation of the business. FFN has not paid any dividends on its common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented for a shareholder vote. There is no provision for cumulative voting. A set of bylaws is adopted for the guidance and control of FFN. Amendments to the bylaws are effected by majority vote of the shareholders or directors.

Board of Directors

The business of FFN is controlled by a board of directors, which is elected by a plurality vote of the shareholders. Shareholders are required to state nominations for directors in writing and file such nominations with the secretary of FFN. To be timely, nominations for directors must be mailed and received at the principal office of FFN not less than 120 days prior to the meeting at which directors are to be elected. The directors will hold office for one (1) year terms. Any vacancies in the board of directors and any newly created directorships may be filled only by a majority vote of the directors then in office. The current Board is comprised of 11 directors. The number of directors serving on the Board may be changed by a resolution adopted by the affirmative vote of a majority of the directors then in office. Each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. The provisions of this section of the charter may be amended with a majority vote of the shareholders.

Liquidation Rights

Upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of FFN, after the payment in full of its debts and other liabilities, and the payment of any accrued but unpaid dividends and any liquidation preference on outstanding shares of preferred stock, the remainder of its assets, if any, is to be distributed pro rata among the holders of shares of common stock. Subject to any required regulatory approvals, the board of directors of FFN, at its discretion, may authorize and issue shares of preferred stock and debt obligations, whether or not subordinated, without prior approval of the shareholders, thereby further depleting the liquidation value of the shares of common stock.

Preemptive Rights

Owners of shares of common stock of FFN will not have the preemptive right to purchase additional shares of common stock offered by FFN in the future. That is, FFN may sell additional shares to particular shareholders or to non-shareholders without first offering each then-current shareholder the right to purchase the same percentage of such newly offered shares as is the shareholder’s percentage of the then-outstanding shares of FFN.

Redemption

The shares of common stock may not be redeemed except upon consent of both the shareholder and FFN, as well as the Federal Reserve.

Conversion Rights

The holders of shares of common stock have no conversion rights.

Liability to Further Calls or to Assessments by FFN

The shares of common stock are not subject to liability for further calls or to assessments by FFN.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Inc.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, common stock or debt securities. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our shareholders and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

•	the price or prices at which we will issue the warrants;

•	the designation, number and terms of the preferred stock, common stock or debt securities that can be purchased upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each of those securities;

•	the date, if any, on and after which the warrants and the related preferred stock, common stock or debt securities, if any, will be separately transferable;

•	the price at which each share of preferred stock, common stock or such debt security that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	whether the warrants represented by warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	information with respect to any book-entry procedures;

•	a discussion of applicable United States federal income tax consequences;

•	redemption or call provisions of the debt warrants, if any; and

•	any other terms of such warrants, including terms and additional rights, preferences, privileges, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of preferred stock, shares of common stock, warrants and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

We will issue each unit in global form only (i.e., book-entry). Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

•	directly to investors, directly to agents, or to investors through agents;

•	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify any option under which the underwriters may purchase additional securities from us; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firms compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-36895. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference herein until an applicable offering of securities has been terminated. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC after the initial filing date of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (‘the “Exchange Act”), except as to any portion of any future report or document that is not deemed filed under such provisions, until an applicable offering of securities is terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2015, June 30, 2015 and September 30, 2015.

•	Our Current Reports on Form 8-K filed with the SEC on January 2, 2015, February 25, 2015, March 4, 2015, May 4, 2015, June 12, 2015, July 29, 2015, August 27, 2015, September 29, 2015, October 13, 2015 and December 14, 2015 and December 16, 2015.

•	The description of our common stock, no par value per share, contained in our Registration Statement on Form 8-A filed with the Commission on March 24, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

Attention: Mandy Garland, Vice President, Secretary

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Our telephone number is (615) 236-2265. Our website is located at www.franklinsynergybank.com. Information contained on our website, other than the documents that we file with the SEC that are incorporated by reference in this prospectus, is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Franklin Financial Network, Inc. as of December 31, 2014 and 2013 and for the years then ended have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of MidSouth Bank as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013 incorporated in this prospectus by reference from FFN’s Current Report on Form 8-K filed with the SEC on December 16, 2015, have been audited by Maggart & Associates, P.C., independent auditors, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

Prospectus Supplement

1,950,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

RAYMOND JAMES	STEPHENS INC.

PIPER JAFFRAY

COMPASS POINT	FIG PARTNERS

November 16, 2016